Notice of Conversion

American Resources Corporation agrees that it will convert all its 10,000,000 shares of Series B Common Stock into 10,000,000 Series A Common Stock.

Concurrent with this conversion Novusterra Inc. agrees to cancel the class of Series B Common Stock or any class of stock that has preferential voting or conversion rights in preparation for a public offering either on the OTCBB, NASDAQ or New York Stock Exchange.

Dated: April 5th, 2021

Mark Jensen	Andrew Weeraratne
Chief Executive Officer	Chief Executive Officer
12115 Visionary Way	7135 Collins Ave
Suite 174	No. 624
Fishers, IN 46038	Miami FL 33141
Date: March 31, 2021	Date: March 31, 2021